Exhibit A

(1) Represents shares purchased on the open market by MGN (USA) Inc. ("MNG(USA)"), a wholly-owned subsidiary of Gazit-Globe (1982), Ltd. ("Gazit-Globe") and a member of a "group" with Mr. Katzman for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2)  Includes:

     (i) 1,182,956 shares held of record by Gazit-Globe, which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (includes 13,627 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase
          Plan);

     (ii) 5,476,531 shares held of record held by Ficus, Inc. ("Ficus"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (includes 89,674 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase Plan). Ficus is a wholly-owned subsidiary of First Capital Realty Inc. ("First Capital"), an Ontario corporation, and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe;

     (iii)6,934,955 shares held of record held by Silver Maple (2001), Inc. ("Silver Maple "), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (includes 113,555 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase Plan). Silver Maple. is a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe;

     (iv) 5,495,155 shares held of record by MGN (USA) (includes the 62,200 shares reported herein and 78,362 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (v) 4,865,795 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (includes 79,674 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (vi) 3,735,496 shares of record held by Gazit (1995), Inc., a wholly-owned subsidiary of MGN (USA) and a member of a "group" with Mr. Katzman for the purposes of Section 13(d) of the Exchange Act (includes 61,166 shares of common stock received on September 30, 2003 under the issuer's Dividend Reinvestment and Stock Purchase Plan);

     (vii)65,535 shares held of record by Mr. Katzman and his wife as custodian for their daughters; and

     (viii) 797,261 shares held of record by Mr. Katzman.

(3) Does not include the following derivative securities owned by Mr. Katzman:



                                                                                                          9.
                                                                                                          Number    10.
                                                                                                          of        Owner-
                                                                                                          deriv-    ship
                                                                                                          ative     Form
             2.                                                                                           Secur-    of
             Conver-                            5.                              7.                        ities     Deriv-   11.
             sion                               Number of                       Title and Amount          Bene-     ative    Nature
             or                                 Derivative    6.                of Underlying     8.      ficially  Secur-   of
             Exer-            3A.      4.       Securities    Date              Securities        Price   Owned     ity:     In-
             cise             Deemed   Trans-   Acquired (A)  Exercisable and   (Instr. 3 and 4)  of      Follow-   Direct   direct
             Price   3.       Execut-  action   or Disposed   Expiration Date   ----------------  Deriv-  ing       (D) or   Bene-
1.           of      Trans-   ion      Code     of(D)         (Month/Day/Year)            Amount  ative   Reported  In-      ficial
Title of     Deriv-  action   Date if  (Instr.  (Instr. 3,    ----------------            or      Secur-  Trans-    direct   Owner-
Derivative   ative   Date     any      8)       4 and 5)      Date     Expira-            Number  ity     action(s) (I)      ship
Security     Secur-  (mm/dd/  (mm/dd/  ------   ------------  Exer-    tion               of      (Instr. (Instr.   (Instr.  (Instr.
(Instr. 3)   ity     yy)      yy)      Code V    (A)   (D)    cisable  Date     Title     Shares  5)      4)        4)       4)
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
Stock Option
(right to                                                                       Common
buy)         $13.25  7/26/02                                 12/31/02  7/25/12   Stock   170,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.25  7/26/02                                 12/31/03  7/25/12   Stock   130,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/03   1/2/13   Stock    40,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/04   1/2/13   Stock   170,000                     D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option
(right to                                                                       Common
buy)         $13.19   1/2/03                                 12/31/05   1/2/13   Stock   90,000           600,000    D
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